Exhibit 10.9
                                                               February 14, 2001

AT&T Wireless Services, Inc.
7277 164th Avenue, NE
Redmond, WA 98052
Attn: William Hague

      Re: Termination of Equity Purchase Agreement and Put Rights Agreement

Ladies and Gentlemen:

      Reference is made to that certain Equity Purchase Agreement (for TeleCorp Shares), dated as of December 22, 2000 (the "Equity Purchase Agreement"), among Gerald T. Vento ("Vento"), Thomas H. Sullivan ("Sullivan") and AT&T Wireless Services, Inc. ("AT&T Wireless") and that certain Put Rights Agreement, dated as of December 22, 2000, among AT&T Wireless, Vento and Sullivan (the "Put Agreement").

      In consideration of the mutual premises and covenants set forth herein, AT&T Wireless, Vento and Sullivan intending to be and being legally bound, agree as follows:

      1. Termination of the Equity Purchase Agreement. The Equity Purchase Agreement is hereby terminated and shall no longer be of any force or effect. None of the parties hereto shall have any further obligations under the Equity Purchase Agreement or as a result of its termination.

      2. Termination of the Put Agreement. The Put Agreement is hereby terminated and shall no longer be of any force or effect. None of the parties hereto shall have any further obligations under the Put Agreement or as a result of its termination.

      3. Release of Vento and Sullivan by AT&T Wireless. AT&T Wireless hereby discharges and releases each of Vento and Sullivan from any and all claims and causes of action that AT&T Wireless may have against either of Vento or Sullivan as of the date hereof and hereafter relating to the Equity Purchase Agreement or the Put Agreement or the termination of either.

      4. Release of AT&T Wireless by Vento and Sullivan. Each of Vento and Sullivan hereby discharges and releases AT&T Wireless and its affiliates, and their officers, employees, directors, agents and representatives (each an "AT&T Entity") from any and all claims and causes of action that either Vento or Sullivan may have against AT&T Wireless or any AT&T Entity as of the date hereof and hereafter relating to the Equity Purchase Agreement or the Put Agreement or the termination of either.

      5. Consideration. No party has received consideration for entering into this agreement other than the mutual premises and covenants expressly set forth herein.

      If you are in agreement with the terms of this letter, please sign a copy of the same in the space provided below and return it to the undersigned.

                                         Very truly yours,


                                         /s/ Gerald T. Vento
                                         ---------------------------------------
                                         Gerald T. Vento


                                         /s/ Thomas H. Sullivan
                                         ---------------------------------------
                                         Thomas H. Sullivan

Agreed and accepted as of the date hereof:

AT&T WIRELESS SERVICES, INC.


BY: /s/ William W. Hague
    ------------------------------
    Name:  William W. Hague
    Title: Senior Vice President